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                                                                     EXHIBIT 5.1

                      Opinion of Jerry W. Powell, Esquire,
             regarding the legality of the securities being issued.


                                December 5, 2002


To the Board of Directors
Compass Bancshares, Inc.

         Re: Registration Statement on Form S-8 relating to the Compass Bancshares, Inc. Employee Stock Ownership Plan

Gentlemen:

         I am familiar with the proceedings taken and proposed to be taken by Compass Bancshares, Inc, a Delaware corporation (the "Corporation") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 1,500,000 shares of the Corporation's common stock, par value $2.00 per share (the "Common Stock"), which may be issued in connection with the Corporation's Employee Stock Ownership Plan (the "Plan"). I have also participated in the preparation and filing with the Securities and Exchange Commission of the aforementioned Registration Statement, in accordance with the Securities Act of 1933, as amended. In this connection, I have reviewed such documents and matters of law as I have deemed relevant and necessary as a basis for the opinions expressed herein.

         On the basis of the foregoing, I am of the opinion that the Common Stock offered pursuant to such Registration Statement has been duly and validly authorized and is, or when issued in accordance with the respective governing documents will be, duly and validly issued, fully paid, and nonassessable. I am further of the opinion that the provisions of the Plan comply with the pertinent requirements of the Employee Retirement Income Security Act of 1974.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Yours very truly,


                                       /s/ Jerry W. Powell
                                       -----------------------------------------
                                       Jerry W. Powell